Filed Pursuant To Rule 424(b)(3)
                                                          File Number 333-179311

                                   PROSPECTUS
                                   ----------

                         GLOBAL GROUP ENTERPRISES CORP.

                        3,000,000 SHARES OF COMMON STOCK

                               $0.0115 PER SHARE

This registration statement constitutes the initial public offering of GLOBAL GROUP ENTERPRISES CORP. (the "Company", "us", "GEC", or "GLOBAL GROUP ") common stock. GLOBAL GROUP is registering 3,000,000 shares of common stock at an offering price of $0.0115 per share for a total amount of $34,500. There are no underwritings or broker dealers involved with the offering.

The offering of the 3,000,000 is a "best efforts" offering which means that our director and officer will use his best efforts to sell the shares and there is no commitment by any person to purchase any shares. The will be offered at a fixed price of $0.0115 per share for the duration of the offering. There is no minimum number of shares required to be sold to close the offering. The company is not expected to receive enough proceeds from the offering to begin operations: and there is no market for its shares. We are offering 3,000,000 shares. This offering will continue for the earlier of :(i) 90 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 3,000,000 registered hereunder have been sold. We may at our discretion extend the offering for an additional 90 days. Proceeds from the sale of the shares will be used to fund the initial stages of our business development. This offering will end no later than six (6) months from the offering date. The offering date is the date by which this registration statement becomes effective. This is a direct participation offering since we, and not an underwriter, are offering the stock.

Currently, Mr. Andrew Keck our sole officer and director owns 100% of the company's common stock. After the offering, Mr. Andrew Keck will retain a sufficient number of shares to continue to control the operations of the company.

If all the shares are not sold, there is the possibility that the amount raised may be minimal and might not even cover the costs of the offering which the Company estimates at $8,500. The proceeds from the sale of the securities will be placed directly into the Company's account and there will not be an escrow account. Since there is no escrow account, any investor who purchases shares will have no assurance that any monies besides themselves will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws. The Company will pay all expenses incurred in this offering. There has been no public trading market for the common stock of GLOBAL GROUP.

The offering shall terminate on the earlier of (i) the date when the sale of all 3,000,000 shares is completed or (ii) ninety (90) days from the date of this prospectus becomes effective. The Company may extend the offering for an additional 90 days beyond the ninety (90) days from the effective date of this prospectus.

This investment involves a high degree of risk. You should purchase shares only if you can afford the complete loss of your investment. See the section titled "Risk Factors" herein.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 9.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. GLOBAL GROUP ENTERPRISES CORP. may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is deemed "effective". This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 The date of this prospectus is March 26, 2012

The following table of contents has been designed to help you find important information contained in this prospectus.

We encourage you to read the entire prospectus.

TABLE OF CONTENTS                                                       PAGE NO.

SUMMARY OF OUR OFFERING........................................................5
BUSINESS SUMMARY...............................................................6
SUMMARY OF OUR FINANCIAL INFORMATION...........................................9
RISK FACTORS...................................................................9
USE OF PROCEEDS...............................................................19
DETERMINATION OF OFFERING PRICE...............................................20
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES.................................21
THE OFFERING..................................................................21
PLAN OF DISTRIBUTION..........................................................22
DESCRIPTION OF SECURITIES.....................................................24
INTEREST OF NAMED EXPERTS AND COUNSEL.........................................24
BUSINESS DESCRIPTION..........................................................25
DESCRIPTION OF PROPERTY.......................................................28
LEGAL PROCEEDINGS.............................................................29
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS......................29
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
 OPERATIONS...................................................................29
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
 DISCLOSURE...................................................................35
CODE OF BUSINESS CONDUCT AND ETHICS...........................................35
MANAGEMENT....................................................................35
CONFLICTS OF INTEREST.........................................................36
COMMITTEES OF THE BOARD OF DIRECTORS..........................................36
EXECUTIVE COMPENSATION........................................................38
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS...............................41
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS..........................41
DISCLOSURE OF COMMISSION'S POSITION ON INDEMNIFICATION FOR SECURITIES ACT
 LIABILITIES..................................................................40
REPORTS TO SECURITY HOLDERS...................................................42
WHERE YOU CAN FIND MORE INFORMATION...........................................42
STOCK TRANSFER AGENT..........................................................42
FINANCIAL STATEMENTS.........................................................F-1
 Management Certification......................................................*
 Net Income Per Common Share...................................................*
 Revenue and Cost Recognition..................................................*

                      DEALER PROSPECTUS DELIVERY OBLIGATION

Until a date, which is 90 days after the date of this prospectus, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                              SUMMARY INFORMATION

This Prospectus, and any supplement to this Prospectus include "forward-looking statements". To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as "intends", "anticipates", "believes", "estimates", "projects", "forecasts", "expects", "plans" and "proposes". Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the "Risk Factors" section beginning on Page of this Prospectus and the "Management's Discussion and Analysis of Financial Position and Results of Operations" section elsewhere in this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including "Risk Factors" beginning on Page 8, and the consolidated financial statements, before making an investment decision

All dollar amounts refer to US dollars unless otherwise indicated.

                                  OUR OFFERING

We have 9,000,000 shares of common stock issued and outstanding. Through this offering we will register 3,000,000 shares of common stock for offering to the public. These shares represent additional common stock to be issued by us. We may endeavor to sell all 3,000,000 shares of common stock after this registration becomes effective. The price at which we offer these shares is fixed at $0.0115 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of the common stock.

Securities being offered by             3,000,000 shares of common stock, par
the Company.                            value $0.0001 offered by us in a direct
                                        offering

Offering price per share.               We are offering the 3,000,000 shares of
                                        our common stock at $0.0115.

Number of shares outstanding            9,000,000 common shares are currently
before the offering of                  issued and outstanding.
common shares.

Number of shares outstanding            12,000,000 common shares will be issued
after the offering of common            and outstanding if we sell all of the
shares.                                 shares that we are offering.

The minimum number of shares            None.
to be sold in this offering.

Market for the common shares            There is no public market for the common
                                        shares. The price per share is $0.0115.

                                        We may not be able to meet the
                                        requirement for a public quote or
                                        quotation of our common stock. Further,
                                        even if our common stock is quoted, a
                                        market for shares may not develop.
                                        The offering price for the shares will
                                        remain $0.0115  per share for the
                                        duration of the offering.

Use of Proceeds                         We will receive all proceeds from the
                                        sale of the common stock and intend to
                                        use the proceeds from this offering to
                                        create the business and marketing plan.
                                        The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $8,500.00 are being paid for by us.

Termination of the Offering             This offering will terminate upon the
                                        earlier to occur of (i) 90 days after
                                        this registration statement becomes
                                        effective with the Securities and
                                        Exchange Commission, or (ii) the date on which all 3,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. In any event, the offering will end within six months of this Registration Statement being declared effective.

Terms of the Offering                   Our sole officer and director will sell
                                        the common stock upon effectiveness of
                                        this registration statement on a BEST
                                        EFFORTS basis.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted.

                                BUSINESS SUMMARY

We are a development-stage company, incorporated in the State of Florida on November 22, 2011, as a for-profit company, and electing a fiscal year end of November 30. Our business and registered office is located at 221 Beach Road, Suite 114, Siesta Key, FL 34242. Our telephone number is 941-284-5053

We have not established any business operations and have not achieved any revenues. As at November 30, 2011, we had normal cash assets of $8,900 and had incurred losses of $2,100. Since our incorporation, the development of our business has been limited to organizational matters, the preparation of our business plan and the preparation of the financial statements and other information presented in this Prospectus. In order to implement our business plan, we anticipate that we will require total financing of $300,000 in Stage One, and $200,000 in Stage Two for a total of $500,000 in addition to the $34,500 in financing that we are seeking to raise through this offering. Our ability to implement our business plan is entirely dependent on our ability to secure sufficient financing; however, there is no guarantee that we will be successful in this regard. Other than the preparation and filing of this offering, we have not taken any steps to secure the balance of the financing that we will require in order to implement our business plan. Furthermore, even if we successfully execute our business plan and establish operations, there is no guarantee that there will be a significant market for our product or that we will achieve significant revenues, if any.

In their audit report dated December 8, 2011, our auditors expressed an opinion that substantial doubt exists as to whether we can continue as an outgoing business. Because our sole director and officer may be unwilling or unable to loan or advance any additional capital to us, we believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may require suspending or ceasing the implementation of our business plan. Due to the fact that there is no minimum investment and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment.

We intend to Plan and Develop a Facility to distill, bottle, market and distribute alcoholic beverages (primarily an Ultra Premium Vodka) in the Siesta Key, Florida proximity. (Siesta Key, Florida was voted the No. 1 beach in the United States. (www.sarasotafl.org/siesta-key).

Vodka is one of the world's most popular spirits and we intend to produce an Ultra Premium Vodka Brand capitalizing on Siesta Key's recent status as the No. 1 beach in the USA.

We intend to obtain the consultants to provide us with the necessary experience and background helpful to the Ultra Premium Vodka making process, bottling, marketing and distribution.

We anticipate it will take 18 months to start marketing this intended product.

We have not accomplished any of our intended efforts to date. We have not generated any revenues to date and activities have been limited to develop our business plan. We will not have the necessary capital to develop our Business Plan until we are able to secure additional financing. There can be no assurance that such financing will be available on suitable terms. Please see "Risk Factors" elsewhere in this Prospectus for full discussion on time potential business risk.

We have no plans to change our business activities or to combine with another business and are not aware of any events or circumstances that might cause us to change plans. We have no revenue, have incurred losses since inception, have no operation, have been issued a going concern opinion from our auditors and rely upon the sale of our securities to fund operations.

Business Strategy
-----------------

Our intended strategy is to produce an Ultra Premium Vodka. To accomplish this, we intend to seek out the finest distilling equipment and ingredients we can obtain. Our research into the selection and purchasing of our distillery, labeling and bottling equipment systems is anticipated to be the primarily responsibility of our consulting team of specialists intended to be contracted.

We intend to distill our Ultra Premium Vodka with an artisanal custom crafted type system. We expect our intended still to smooth out bitter flavors and produce a refined and full-flavored spirit. We intend to control every stage of the distillation process and therefore anticipate producing an Ultra Premium Vodka from scratch.

We look forward to producing an Ultra Premium Vodka with an anticipated paradise taste that can live up to the name of Siesta Key Beach, Florida's No. 1 Beach in the USA 2011.

Production (Intended)
---------------------

Distill our Ultra Premium Vodka from what we anticipate to be the finest from either the following commodities:

   o  Grains (Sorghum, Corn, Rye or Wheat)
   o  Potatoes
   o  Soybeans
   o  Grapes
   o  Rice
   o  Sugar Beets
   o  Fermentation (Sugar/Yeast)

Distilling & Filtering (Intended)
---------------------------------

Utilize the best available distilling and filtration process.

Flavoring (Intended)
--------------------

Clear or Flavored Ultra Premium Vodka - to be determined.

Branding (Intended)
-------------------

We intend to develop the Ultra Premium Vodka by utilizing the Siesta Key, Florida (#1 Beach in the USA) reputation and public relations with a special trade mark cocktail (we have not develop such a cocktail or have trade marked or copy written such a name).

Distribution (Intended)
-----------------------

Seek to obtain a national distribution company for retail and restaurants.

In summary, we intended to plan, distill, bottle, market and distribute an Ultra Premium Brand, Siesta Key, Florida Vodka by executing our anticipated Business Plan Strategy.

The Market
----------

Premium Brands have been important drivers in the growing Vodka category for some time but among the key trends forecast in a recent report on the Vodka market from just-drinks.com is the growth of the Ultra Premium segment. Ben Cooper reports.

According to the just-drinks.com Global Group Market Review of Vodka-Forecasters to 2013, the Vodka market could be set to follow a trend already seen in the Tequila category "The (Vodka) category may now be poised for its next revolution step.

RESEARCH-Vodka market set for ultra-premium boost. Author just-drinks.com editorial team http://www.just-drinks.com/analysis/research-vodka-market-set-for
-ultra-premium-boost-id93019.aspx

We will not have the necessary capital to develop or execute our business plan until we are able to secure financing. There can be no assurance that such financing will be available on suitable terms.

We need to raise $500,000 (in addition to the $34,500 we are seeking to raise through this offering)to implement our business plan over the next 18 months and the funds raised in this offering, even assuming we sell all the shares being offered, will be insufficient to commercialize our product or develop our business strategy.

                      SUMMARY OF OUR FINANCIAL INFORMATION

The following table set forth selected financial information, which should be read in conjunction with the information set forth in the "Management's Discussion and Analysis of Financial Position and Results of Operations" section and the accompanying financial statement and related notes included elsewhere in this prospectus.

      BALANCE SHEET                            AS OF NOVEMBER 30, 2011
      -------------                            -----------------------

Total Assets ..................................        $ 8,900
Total Liabilities .............................        $ 2,000
Total Shareholder's Equity ....................        $ 6,900

      OPERATING DATA                 NOVEMBER 22, 2011 THROUGH NOVEMBER 30, 2011
      --------------                 -------------------------------------------

Revenue .......................................        $     0
Net Loss ......................................        $ 2,100
Net Loss Per Share* ...........................        $     0

* Diluted loss per share is identical to basic loss per share as the Company has no potentially dilutive securities outstanding.

As indicated in the financial statements accompanying this prospectus, we have had no revenue to date and have incurred only losses since inception. We have had limited operations and have been issued a "going concern" opinion by our auditor, based upon our reliance on the sale of our common stock as the sole source of funds for our future operations.

                                  RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risk described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

Risk Related to our Business
----------------------------

ALTHOUGH WE PLAN TO OFFER THE SECURITIES FROM THIS OFFERING, THERE IS NO GUARANTEE THAT WE WILL COMMENCE THE OFFERING AND IF WE DO, THE PROCEEDS MAY BE INSUFFICIENT TO FUND OPERATIONS.

The Company plans to offer the securities from this offering, however there is no guarantee that the Company will be able to sell the securities. And even if the Company does offer the securities, there are no guarantees that the proceeds from the offering will be sufficient to fund our planned operations.

INABILITY TO OBTAIN AN EXPERIENCED CONSULTING TEAM TO ADVISE IN THE SELECTION OF AN ULTRA PREMIUM VODKA PRODUCTION BRAND COULD COMPROMISE OUR BUSINESS AND MAY CAUSE OUR BUSINESS TO FAIL.

Our business plan relies in part on our ability to obtain a consulting team to aide in the selection of equipment to produce our Ultra Premium Vodka Brand, a selection of a wrong consulting team could compromise our business and may cause our business to fail.

WE ARE NOT CURRENTLY PROFITABLE AND MAY NOT BECOME PROFITABLE.

At November 30, 2011, we had $8,900 cash on-hand and our stockholder's equity was $6,900 and there is substantial doubt as to our ability to continue as a going concern. We have incurred operating losses since our formation and expert to incur losses and negative operating cash flow for the foreseeable future, and we may not achieve profitability. We expect to incur substantial losses for the foreseeable future and may never become profitable. We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures. As a result, we will need to generate significant revenue in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our business.

THE COMPANY IS SUBJECT TO THE 15(D) REPORTING REQUIREMENTS UNDER THE SECURITIES EXCHANGE ACT OF 1934 WHICH DOES NOT REQUIRE A COMPANY TO FILE ALL THE SAME REPORTS AND INFORMATION AS A FULLY REPORTING COMPANY.

The Company is subject to the 15(d) reporting requirements according to the Securities Exchange Act of 1934. The Company is required to file the necessary reports in the fiscal year that the registration statement is declared effective. After that fiscal year and provided the Company has less than 300 shareholders, the Company is not required to file these reports. If the reports are not filed, the investors will have reduced visibility as to the Company and its financial condition. In addition, as a filer subject to Section 15(d) of the Exchange Act, the Company is not required to prepare proxy or information statements; our common stock will not be subject to the protection of the going private regulations; the company will be subject to only limited portions of the tender offer rules; our officers, directors, and more than ten (10%) percent shareholders are not required to file beneficial ownership reports about their holdings in our company; that these persons will not be subject to the short-swing profit recovery provisions of the Exchange Act; and that more than five percent (5%) holders of classes of your equity securities will not be required to report information about their ownership positions in the securities.

WE ARE DEPENDENT UPON THE PROCEEDS OF THIS OFFERING TO FUND OUR BUSINESS. IF WE DO NOT SELL ENOUGH SHARES IN THIS OFFERING TO CONTINUE OPERATIONS; THIS COULD HAVE A NEGATIVE EFFECT ON YOUR COMMON STOCK.

As of November 30, 2011, we have $8,900 in assets and limited capital resources. In order to continue operating through 2012, we must raise approximately $34,500 in gross proceeds from this offering.

The Company has approximately $8,500 in offering costs associated with this financing. The offering proceeds may not cover these costs and if this is the case, the Company will be in a worse financial condition after the offering.

Unless the Company begins to generate sufficient revenues to finance operations as a going concern, the Company may experience liquidity and solvency problems. Such liquidity and solvency problems may force us to cease operations if additional financing is not available.

Also, as a public company, we will incur professional and other fees in connection with our quarterly and annual reports and other periodic filings with the SEC. Such costs can be substantial and we must generate enough revenue or raise money from offerings of securities or loans in order to meet these costs and our SEC filing requirements.

OUR LACK OF AN OPERATING HISTORY GIVES NO ASSURANCE THAT OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE REVENUES, WHICH COULD RESULT IN THE SUSPENSION OR END OF OUR OPERATIONS.

We were incorporated on November 22, 2011 and we have not realized any revenues to date. We have very little operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the completion of this offering and our ability to generate revenues through sales of our product.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues may cause us to go out of business.

WE ARE A NEW COMPANY WITH NO OPERATING HISTORY AND WE FACE A HIGH RISK OF BUSINESS FAILURE WHICH WOULD RESULT IN THE LOSS OF YOUR INVESTMENT.

We are a development stage company formed recently to carry out the activities described in this prospectus and thus have only a limited operating history upon which an evaluation of its prospectus can be made. We were incorporated on November 22, 2011 and to date have been involved primarily in the development of our business plan. We have limited business operations. Thus, there is no internal or industry-based historical financial data upon which to estimate our planned operating expenses.

We expect that our results of operations may also fluctuate significantly in the future as a result of a variety of market factors including, among others, the entry of new competitors offering a similar product; the availability of motivated and qualified personnel; the initiation, renewal or expiration of our customer base; pricing changes by the Company or its competitors, and general economic conditions. Accordingly, our future sales and operating results are difficult to forecast.

As of the date of this prospectus, we have earned no revenue. Failure to generate revenue will cause us to go out of business, which could result in the complete loss of your investment.

BECAUSE OUR CURRENT OFFICER AND DIRECTOR DOES NOT HAVE SIGNIFICANT EXPERIENCE IN STARTING A DISTILLERY ORGANIZATION AND WE LACK CUSTOMERS AND SUPPLIERS, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

Although our sole officer and director has alcohol beverage business experience, he does not have experience in developing a new company. Additionally, we currently have no contracts or agreements with customers or suppliers or consultants of our Ultra Premium Vodka intended product. Therefore, without this experience, customers, suppliers, or consultants/equipment, our management's business experience may not be enough to effectively start-up and maintain our company. As a result, the implementation of our business plan may be delayed, or eventually, unsuccessful.

OUR OPERATING RESULTS MAY PROVE UNPREDICTABLE WHICH COULD NEGATIVELY AFFECT OUR PROFIT.

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control. Factors that may cause our operating results to fluctuate significantly include: our inability to generate enough working capital from future equity sales; the level of commercial acceptance by consumers of our product; the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations and infrastructure and general economic conditions.

If realized, any of these risks could have a material adverse effect on our business, financial condition and operating results.

OUR SOLE OFFICER AND DIRECTOR MAY NOT BE IN A POSITION TO DEVOTE A MAJORITY OF HIS TIME TO OUR OPERATIONS, WHICH MAY RESULT IN PERIODIC INTERRUPTIONS AND EVEN BUSINESS FAILURE.

Andrew Keck, our sole officer and director, has other outside business activities and is devoting approximately 10-25 hours per week to our operations. Our operations may be sporadic and occur at times which are not convenient to Mr. Keck, which may result in periodic interruptions or suspensions of our business plan. Such delays could have a significant negative effect on the success of the business.

KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS.

Because we are entirely dependent on the efforts of its sole officer and director, his departure or the loss of other key personnel in the future, could have a material adverse effect on the business. We intend to make all commercially reasonable efforts to minimize the risks attendant with the departure by key personnel from service.

However, there is no guarantee that replacement personnel, if any, will help the Company to operate profitably. We do not maintain key person life insurance on our sole officer and director.

At this time, we have not entered into any employment agreements with our Sole officer and director. If there is sufficient cash flow available from our future operations, we may enter into employment agreements with our Sole officer and director or future key staff members.

IF OUR COMPANY IS DISSOLVED, IT IS UNLIKELY THAT THERE WILL BE SUFFICIENT ASSETS REMAINING TO DISTRIBUTE TO OUR SHAREHOLDERS.

In the event of the dissolution of our company, the proceeds realized from the liquidation of our assets, if any, will be used primarily to pay the claims of our creditors, if any, before there can be any distribution to the shareholders.

In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

IF WE ARE UNABLE TO GAIN ANY SIGNIFICANT MARKET ACCEPTANCE FOR OUR PRODUCT OR ESTABLISH A SIGNIFICANT MARKET PRESENCE, WE MAY BE UNABLE TO GENERATE SUFFICIENT REVENUE TO CONTINUE OUR BUSINESS.

Our growth strategy is substantially dependent upon our ability to market our product successfully to prospective customers. However, our planned product may not achieve significant acceptance. Such acceptance, if achieved, may not be sustained for any significant period of time. Failure of our product to achieve or sustain market acceptance could have a material adverse effect on our business, financial conditions and the results of our operations.

MANAGEMENT'S ABILITY TO IMPLEMENT THE BUSINESS STRATEGY MAY BE SLOWER THAN EXPECTED AND WE MAY BE UNABLE TO GENERATE A PROFIT.

Our plans include obtaining business from Retail and Restaurant organizations which may not occur.

Although we plan on providing our product carefully, the product may be slow to achieve profitability, or may not become profitable at all, which will result in losses. There can be no assurance that we will succeed.

We may be unable to enter into its intended markets successfully. The factors that could affect our growth strategy include our success in(a) obtaining orders from retail/restaurant Organizations, (b) obtaining adequate financing on acceptable terms, and (c) adapting our internal controls and operating procedures to accommodate our future growth.

Our systems, procedures and controls may not be adequate to support the expansion of our business operations. Significant growth will place managerial demands on all aspects of our operations. Our future operating results will depend substantially upon our ability to manage changing business conditions and to implement and improve our technical, administrative and financial controls and reporting systems.

IF WE ARE UNABLE TO MANAGE OUR FUTURE GROWTH OUR BUSINESS COULD BE HARMED.

If the Company experiences significant growth in the foreseeable future, its growth may place a significant strain on management, financial, operating and technical resources. Failure to manage growth effectively could have a material adverse effect on the Company's financial condition or the results of its operations.

Since inception on November 22, 2011 to November 30, 2011, we have spent a total of $2,100 on start-up costs. We have not generated any revenue from business operations. All proceeds currently held by us are the result of the sale of common stock to its officers.

OUR PRODUCT MAY NOT BE ABLE TO DISTINGUISH ITSELF IN THE MARKET AND WE MAY BE UNABLE TO ATTRACT ENOUGH CUSTOMERS TO OPERATE PROFITABLY, WITHOUT A PROFIT WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS.

Our product will target the Ultra Premium Vodka customers, if we are unable to demonstrate clearly the concept that makes our product unique to potential customers, they may not purchase the product. If the public doesn't acknowledge the singularity and innovation of our product, we may be unable to attract enough customers.

WE MAY BE UNABLE TO MAKE NECESSARY ARRANGEMENTS AT ACCEPTABLE COST, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS ENTIRELY WHICH COULD RESULT IN A TOTAL LOSS OF YOUR INVESTMENT.

Because we are a small business, with limited assets, we are not in a position to assume unanticipated costs and expenses. If we have to make changes in our structure or are faced with circumstances that are beyond our ability to afford, we may have to suspend operations or cease operations entirely which could result in a total loss of your investment.

COMPETITORS MAY ENTER THIS SECTOR WITH A GREATER SUPERIOR PRODUCT, INFRINGING OUR CUSTOMER BASE, AND AFFECTING OUR BUSINESS ADVERSELY.

We believe that we have identified a market opportunity for our product. However, even in the uncertain event that our assessment is accurate, competitors may enter our targeted market sector with resources, service or product superior and more competitive to our own. This would infringe on our customer base and have a significant adverse affect upon our business and the results of our operations, potentially causing our business to fail.

WE DO NOT HAVE ANY INDEPENDENT DIRECTORS AND THE COMPANY HAS NOT VOLUNTARILY IMPLEMENTED VARIOUS CORPORATE GOVERNANCE MEASURES, IN THE ABSENCE OF WHICH STOCKHOLDERS MAY HAVE MORE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTERST AND SIMILAR MATTERS.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors independence, audit committee oversight, and the adoption of a code of ethics. Our Board of Directors is comprised of one individual who is also our executive officer. Our executive officer makes decisions on all significant corporate matters such as the approval of terms of the compensation of our executive officer and the oversight of the accounting functions.

Although we have adopted a Code of Ethics and Business Conduct, we have not yet adopted any of these other corporate governance measures and since our securities are not yet listed on a national securities exchange, we are not required to do so. We have not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently do not have any independent directors. If we expand our board membership in future periods to include additional independent directors, we may seek to establish an audit and other committees of our board of directors. It is possible that if our Board of Directors included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurance that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit nominating and compensation committee comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominee may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

SINCE OUR SOLE OFFICER AND DIRECTOR CURRENTLY OWNS 100% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FIND THAT HIS DECISIONS ARE CONTRARY TO THEIR INTERESTS YOU SHOULD NOT PURCHASE SHARES UNLESS YOU ARE WILLING TO ENTRUST ALL ASPECTS OF MANAGEMENT TO OUR SOLE OFFICER AND DIRECTOR, OR HIS SUCCESSORS.

Our Sole officer and director, Mr. Andrew Keck owns 9,000,000 shares of common stock representing 100% of our outstanding stock, he will own 9,000,000 shares of our common stock after this offering is completed representing 75% of our outstanding shares, assuming all securities are sold. As a result, he will have control of us even if the full offering is subscribed for and be able to choose all of our directors. His interests may differ from the ones of other stockholders. Factors that could cause his interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations and his ability to continue to manage the business given the amount of time he is able to devote to us.

All decisions regarding the management of our affairs will be made exclusively by him. Purchasers of the offered shares may not participate in our management and, therefore, are dependent upon his management abilities. The only assurance that our shareholders, including purchasers of the offered shares, have that our Sole officer and director will not abuse his discretion in executing our business affairs, is his fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing. Mr. Keck also has the ability to accomplish or ratify actions at the shareholder level, which would otherwise implicate his fiduciary duties if done as one of the members of our board of directors.

Accordingly, no person should purchase the offered shares unless willing to entrust all aspects of management to the Sole officer and director, or his successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of our management.

Risks Related To Our Financial Condition
----------------------------------------

THERE IS SUBSTANTIAL UNCERTAINTY ABOUT OUR ABILITY TO CONTINUE OUR OPERATIONS AS A GOING CONCERN.

In their audit report dated December 8, 2011; our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our officers may be unwilling or unable to loan or advance any additional capital to us, we believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the creation/implementation of our business plan. Due to the fact that there is no minimum investment and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment. See the "December 8, 2011 Audited Financial Statements - Auditors Report". Because we have been issued an opinion by its auditor that substantial doubt exists as to whether we can continue as a going concern it may be more difficult to attract investors.

THE ENACTMENT OF THE SARBANES-OXLEY ACT MAY MAKE IT MORE DIFFICULT FOR US TO RETAIN OR ATTRACT OFFICERS AND DIRECTORS, WHICH COULD INCREASE OUR OPERATING COSTS OR PREVENT US FROM BECOMING PROFITABLE.

The Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") was enacted in response to public concern regarding corporate accountability in the wake of a number of accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, provide enhanced penalties for accounting and auditing improprieties at publicly traded companies and protect investors by improving the accuracy and reliability of corporate disclosure pursuant to applicable securities laws. The Sarbanes-Oxley Act applies to all companies that file or are required to file periodic reports with the SEC under the Securities Exchange Act of 1934 (the "Exchange Act").

Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act. Since the enactment of the Sarbanes-Oxley Act has resulted in the imposition of a series of rules and regulations by the SEC that increase the responsibilities and liabilities of directors and executive officers, the perceived increased personal risk associated with these changes may deter qualified individuals from accepting such roles. Consequently, it may be more difficult for us to attract and retain qualified persons to serve as our directors or executive officers, and we may need to incur additional operating costs. This could prevent us from becoming profitable.

SINCE WE ANTICIPATES OPERATING EXPENSES WILL INCREASE PRIOR TO EARNING REVENUE, WE MAY NEVER ACHIEVE PROFITABILITY.

We anticipate an increase in our operating expenses, without realizing any revenues from the sale of its product. Within the next 12 months, we will have costs related to (i) creating a business plan, (ii) initiation of our product development, (iii) administrative expenses and (iv) the expenses of this offering.

There is no history upon which to base any assumption as to the likelihood that we will prove successful. We cannot provide investors with any assurance that our product will attract customers; generate any operating revenue or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business can fail, which will result in the loss of your entire investment.

IF WE CANNOT SECURE ADDITIONAL CAPITAL, OR IF AVAILABLE CAPITAL IS TOO EXPENSIVE, OUR BUSINESS WILL FAIL.

We require $34,500 to begin creation/implementation of the business plan. This amount includes the $8,500 required for offering expense. We will require additional funding of approximately $500,000 to fully execute our business plan and bring our product to the marketplace. We intend to accomplish this in two stages. Stage One will require additional funding of $200,000 (0-12 Months) to start executing the business plan. Stage Two will require additional funding of $300,000 (13-18 Months) to completely execute our marketing and sales strategy. As of November 30, 2011, we had cash on hand of $8,900.

No assurance can be given that we will obtain access to capital markets in the future or that adequate financing to satisfy the cash requirements of implementing our business strategies will be available on acceptable terms. Our inability to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of its operations and its financial conditions.

If we are not successful in earning revenue once we have started our sales activity, we may require additional financing to sustain our business operations. Currently, we do not have any arrangements for financing and can provide no assurances to investors that we will be able to obtain any when required. Obtaining additional financing would be subject to a number of factors, including our sales results. These factors may have an affect on the timing, amount, terms or conditions of additional financing and make such additional financing unavailable to us.

WE MAY NOT BE ABLE TO RAISE MONEY AND THE COMPANY MAY NOT BE ABLE TO BEGIN OPERATIONS.

There is no minimum amount of shares that must be sold by the company, the Company is not expected to receive enough proceeds from the offering to begin operations; and there is no market for its shares.

WE DO NOT HAVE SUFFICIENT CAPITAL TO CONTINUE MAINTAINING OUR REPORTING STATUS.

As of the date of this Prospectus, the current funds available to us will not be sufficient to continue maintaining our reporting status with the SEC. Our management believes that if we cannot maintain our reporting status with the SEC we will have to cease all efforts directed towards developing our company. As such, any investment could be lost in its entirety.

Risks Related To This Offering
------------------------------

BECAUSE THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO RESELL YOUR STOCK.

We intend to apply to have our common stock quoted on the OTC Bulletin Board. This process takes at least 60 days and the application must be made on our behalf by a market maker. Our stock may be listed or traded only to the extent that there is interest by broker-dealers in acting as a market maker. Despite our best efforts, it may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. We may consider pursuing a quote on the OTCBB after this registration becomes effective and we have completed our offering.

If our common stock becomes listed and a market for the stock develops, the actual price of our shares will be determined by prevailing market prices at the time of the sale.

We cannot assure you that there will be a market in the future for our common stock. The trading of securities on the OTC Bulletin Board is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock. You may not be able to sell your shares at their purchase price or at any price at all. Accordingly, you may have difficulty reselling any shares you purchase from the selling security holders.

INVESTING IN OUR COMPANY IS HIGHLY SPECULATIVE AND COULD RESULT IN THE ENTIRE LOSS OF YOUR INVESTMENT.

Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. Our business objectives are also speculative, and it is possible that we would be unable to accomplish them. Our shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

INVESTING IN OUR COMPANY MAY RESULT IN AN IMMEDIATE LOSS BECAUSE BUYERS WILL PAY MORE FOR OUR COMMON STOCK THAN THE PRO RATA PORTION OF THE ASSETS ARE WORTH.

We have only been recently formed and have only a limited operating history and no earnings, therefore, the price of the offered shares is not based on any data. The offering price and other terms and conditions regarding our shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. Our net tangible book value per share of common stock is $0.0008 as of November 30, 2011, our most recent financial statement date.

The arbitrary offering price of $0.0115 per common share as determined herein is substantially higher than the net tangible book value per share of our common stock. Our assets do not substantiate a share price of $0.0115 . This premium in share price applies to the terms of this offering. The offering price will not change for the duration of the offering even if we obtain a quote on any exchange or become quoted on the OTC Bulletin Board.

BECAUSE WE HAVE 250,000,000 AUTHORIZED SHARES, MANAGEMENT COULD ISSUE ADDITIONAL SHARES, DILUTING THE CURRENT SHARE HOLDERS' EQUITY.

We have 250,000,000 authorized shares, of which only 9,000,000 are currently issued and outstanding and only 12,000,000 will be issued and outstanding after this offering terminates. Our management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of our current shareholders. Additionally, large share issuances would generally have a negative impact on our share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

AS WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT WITH SUBSCRIPTIONS FOR INVESTORS, IF WE FILE FOR OR ARE FORCED INTO BANKRUPTCY PROTECTION, INVESTORS WILL LOSE THE ENTIRE INVESTMENT.

Invested funds for this offering will not be placed in an escrow or trust account and if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE, SO THERE WILL BE LESS WAYS IN WHICH YOU CAN MAKE A GAIN ON ANY INVESTMENT IN US.

We have never paid dividends and do not intend to pay any dividends for the foreseeable future. To the extent that we may require additional funding currently not provided for in our financing plan, our funding sources may prohibit the declaration of dividends. Because we do not intend to pay dividends, any gain on your investment will need to result from an appreciation in the price of our common stock. There will therefore be fewer ways in which you are able to make a gain on your investment.

IN THE EVENT THAT OUR SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERELY AFFECT THE PRICE AND LIQUIDITY OF OUR SHARES.

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a "penny stock", which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the "SEC") has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a "penny stock". A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser.

Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

FINANCIAL INDUSTRY REGULATORY AUTHORITY ("FINRA") SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT YOUR ABILITY TO BUY AND SELL OUR COMMON STOCK, WHICH COULD DEPRESS THE PRICE OF OUR SHARES.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

YOU MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF YOUR SHARES DUE TO STATE "BLUE SKY" LAWS.

Each state has its own securities laws, often called "blue sky" laws, which (1) limit sales of securities to a state's residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker-dealer must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as market makers for our common stock. We have not yet applied to have our securities registered in any state and will not do so until we receive expressions of interest from investors resident in specific states after they have viewed this Prospectus. We will initially focus our offering in the state of Florida and will rely on exemptions found in section 517.061 of the Florida Securities and Investor Protection Act. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

                                USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.0115 . The following table sets forth the uses of proceeds assuming the sale of 33%, 66% and 100%, respectively, of the securities offered for sale by us.

USE OF PROCEEDS TABLE

                                     IF 33% OF     IF 66% OF     IF 100% OF
                                    SHARES SOLD   SHARES SOLD   SHARES SOLD
                                    -----------   -----------   -----------

GROSS PROCEEDS FROM THIS OFFERING   $    11,385   $    22,770   $    34,500
                                    ===========   ===========   ===========
          LESS: OFFERING EXPENSES
                  Accounting fees   $     3,000   $     3,000   $     3,000
                       Legal fees   $     4,000   $     4,000   $     4,000
                         Printing   $       250   $       250   $       250
                   Transfer Agent   $     1,250   $     1,250   $     1,250
                            TOTAL   $     8,500   $     8,500   $     8,500

  LESS: BUSINESS PLAN DEVELOPMENT   $     2,885   $    14,270   $    26,000
                                    -----------   -----------   -----------
                           TOTALS   $    11,385   $    22,770   $    34,500
                                    ===========   ===========   ===========

Even if we are able to sell all of the securities being offered in this Prospectus, we will still require approximately $500,000 (including the anticipated $34,500 capital raise) to cover our anticipated expenses over the next 18 months. Please review our disclosure titled "Plan of Operations" in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" elsewhere in this Prospectus. Please note that there can be no assurance that we will be able to raise such funds.

If we are only able to sell less than 33% of the securities we are offering, substantially all of the funds raised by this offering will be spent on assuring that we meet our corporate and disclosure obligations so that we remain in good standing with the State of Florida and maintain our status as a reporting issuer with the SEC.

                        DETERMINATION OF OFFERING PRICE

The offering price for the shares in this offering was arbitrarily determined. In determining the initial public offering price of the shares we considered several factors including the following:

   o  our start up status;

   o  our new business structure and operations as well as lack of client base;

   o prevailing market conditions, including the history and prospects for our industry;

   o  market conditions tend to be harder on new businesses;

   o  our future prospects and the experience of our management;

   o  our capital structure;

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

                 DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

The price of the current offering is fixed at $0.0115 per share. This price is significantly greater than the price paid by our Sole officer and director for common equity since our inception on November 22, 2011. Our sole officer and Director paid $ 0.001 per share, a difference of $0.0105 per share lower than the share price in this offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

EXISTING STOCKHOLDERS IF ALL OF THE SHARES ARE SOLD
---------------------------------------------------
Price per share...................................................  $    0.0115
Net tangible book value per share before offering.................  $    0.0008
Net tangible book value per share after offering..................  $    0.0035
Increase to present stockholders in net tangible book value
 per share after offering.........................................  $    0.0027
Capital contributions.............................................  $    34,500
Capital contribution by officer & director in October, 2011.......  $     9,000
Number of shares outstanding before the offering..................    9,000,000
Number of shares after offering held by existing stockholders.....    9,000,000
Percentage of ownership after offering............................          75%

                                         PERCENTAGE OF SHARES SOLD
                                    ----------------------------------
DILUTION TO NEW SHAREHOLDERS           33%          66%         100%
-------------------------------     --------     --------     --------
Per share offering price ......     $ 0.0115     $ 0.0115     $ 0.0115
Net tangible book value per
 share before offering ........     $ 0.0008     $ 0.0008     $ 0.0008
Net tangible book value per
 share after offering .........     $ 0.0018     $ 0.0027     $ 0.0035
Increase in book value
 attributable to new
 shareholders .................     $ 0.0011     $ 0.0019     $ 0.0027
Decrease in investment to new
 Shareholders .................     $ 0.0097     $ 0.0088     $ 0.0081
Dilution to new shareholders ..        15.9%        23.5%        30.0%

                                  THE OFFERING

We are registering 3,000,000 shares of our common stock for offer and sale at $0.0115 per share.

There is currently no active trading market for our common stock, and such a market may not develop or be sustained. We currently plan to have our common stock quote on the OTC Bulletin Board, subject to the effectiveness of this Registration Statement. In addition, a market maker will be required to file a Form 211 with the Financial Industry Regulatory Authority (FINRA) and FINRA has to clear the form 211 before the market maker will be able to make a market in our shares of common stock. Once the market maker is able to make a market, a market should develop. At the date hereof, we are not aware that any market maker has any such intention.

We may not sell the shares registered herein until the registration statement filed with the Securities and Exchange Commission is effective. Further, we will not offer the shares through a broker-dealer or anyone affiliated with a broker-dealer. Upon effectiveness, all of the shares being registered herein may become tradable. The stock may be traded or listed only to the extent that there is interest by broker-dealers in acting as a market maker in our stock. Despite our best efforts, it may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. We may consider pursuing a market maker to obtain a quote on the OTCBB after this registration becomes effective and we have completed our offering.

The price per share will remain at $0.0115 even if we obtain a quote on any exchange or are quoted on the Over-The-Counter (OTC) Bulletin Board, the offering price of $0.0115 will not change for the duration of the offering.

We will receive all of the proceeds from such sales of securities and are bearing all expenses in connection with the registration of our shares.

                              PLAN OF DISTRIBUTION

We are offering the shares on a "self-underwritten" basis directly through Mr. Andrew Keck, our sole officer and director named herein. Mr. Keck, will not receive any commissions or other remuneration of any kind in connection with his participation in this offering based either directly or indirectly on transactions in securities.

This offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. This offering is also being made on a best efforts basis with no minimum amount required to close the transaction. In addition, investments made in the offering will not subject to refund, will not be held in escrow and will be immediately available for our use. This offering will terminate upon the earlier to occur of (i) 90 days after this registration statement becomes effective with the Securities and Exchange Commission, (ii) the date on which all 3,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days beyond the initial offering period if any shares remain unsold.

We anticipate that we will be initially offering our securities in the State of Florida. Once this Registration Statement is effective, and if Mr. Keck believes that there is sufficient interest in our company to offer our securities in the state of Florida, we will register with the state of Florida under 'blue sky' laws. However, we have not yet applied for 'blue sky' registration in the state of Florida, or any other state, and there can be no assurance that we will be able to apply, or that our application will be approved and our securities will be registered, in Florida or any other state in the US. For further discussion regarding 'blue sky' registration please see 'Risk Factors' elsewhere in this Prospectus.

Mr. Keck, will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.

   1. Mr. Keck, is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation;

   2. Mr. Keck, will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

   3. Mr. Keck, is not, nor will he be at the time of participation in the offering, an associated person of a broker-dealer; and

   4. Mr. Keck, meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs
      (a)(4)(i) or (a)(4)(iii).

Our officers, directors, control persons and affiliates do not intend to purchase any shares in this offering.

If applicable, the shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

In addition and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

We will not use public solicitation or general advertising in connection with the offering. Once this registration statement is declared effective by the SEC, we anticipate inviting interested parties to review the registration statement. Initial introductions to interested parties will be made through verbal communications. This offering will continue for the longer of: (i) 90 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 3,000,000 shares registered hereunder have been sold. We may at our discretion extend the offering for an additional 90 days beyond the initial offering period if any shares remain unsold.

SUBSCRIPTION PROCEDURE

Each subscriber to this offering must execute and deliver to the Company a copy of the Subscription Agreement attached to this registration statement as exhibit
99.1. The Company will review the materials and, if the subscription is accepted, the Company will execute the Subscription Agreement and return a copy of the materials to the subscriber. The Company shall have the right to accept or reject any subscription, in whole or in part. An acknowledgment of the acceptance of a subscription will be returned to the subscriber promptly after Payment for the amount of the shares subscribed for shall be made at the time of delivery of the properly executed Subscription Agreement, or at such later date as the Company may specify by written notice to the subscriber (unless such date is deferred in the sole discretion of the Company), by check, bank draft or wire transfer of funds immediately available to the Company at the address set forth in the Subscription Agreement or to an account specified by the Company. The date upon which the transaction contemplated by the Subscription Agreement shall become effective (the "Closing") will occur on such date or within such period as may be specified at the discretion of the Company with written notice to the Subscriber. There is no minimum aggregate amount of Shares which must be sold as a condition precedent to the Closing, and the Company may provide for one or more Closings while continuing to offer the Shares that constitute the unsold portion of the Offering.

                           DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized number of shares is Two Hundred Fifty Million (250,000,000). The authorized common stock is Two Hundred Fifty Million (250,000,000) shares with a par value of $0.0001. Shares of our common stock:

   o have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

   o are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

   o do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

   o are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Florida for a more complete description of the rights and liabilities of holders of our securities.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, our sole officer, director and stockholder, Mr. Keck will own approximately 75% of our outstanding shares.

CASH DIVIDENDS

As of the date of this Prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

                     INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis or had or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in us. Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Diane J. Harrison of Harrison Law, P.A., 8955 US Hwy 301 N., No. 203, Parrish, Florida, 34219, has passed upon certain legal matters in connection with the validity of the issuance of the shares of common stock.

Peter Messineo, CPA, Certified Public Accountant, of 1982 Otter Way, Palm Harbor, FL 34685, 727-421-6268 has audited our Financial Statements for the period November 22, 2011 (date of inception) through November 30, 2011 and to the extent set forth in its report, which are included herein in reliance upon the authority of said firm as experts in accounting and auditing. There were no disagreements related to accounting principles or practices, financial statement disclosure, internal controls or auditing scope or procedure from date of appointment as our independent registered accountant through the period of audit (inception date through November 22, 2011) and interim period to November 30, 2011.

                              BUSINESS DESCRIPTION

OVERVIEW
--------

We are a development stage company, incorporated in the state of Florida on November 22, 2011, as a for-profit company, and electing a fiscal year end of November 30. Our business and registered office is located at 221 Beach Road, Suite 114, Siesta Key FL 34242. Our telephone number is 941-284-5053.

We have not established any business operations and have not achieved any revenues. As at November 30, 2011, we had normal cash assets of $8,900 and has incurred losses of $2,100. Since our incorporation, the development of our business has been limited to organizational matters, the preparation of our business plan and the preparation of the financial statements and other information presented in this Prospectus. In order to implement our business plan, we anticipate that we will require total financing of $200,000 in Stage 1, and $300,000 in Stage 2 for a total of $500,000 in addition to the $34,500 in financing that we are seeking to raise through this offering. Our ability to implement our business plan is entirely dependent on our ability to secure sufficient financing; however, there is no guarantee that we will be successful in this regard. Other than the preparation and filing of this offering, we have not taken any steps to secure the balance of the financing that we will require in order to implement our business plan. Furthermore, even if we successfully execute our business plan and establish operations, there is no guarantee that there will be a significant market for our products or that we will achieve significant revenues, if any.

In their audit report dated December 8, 2011; our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an outgoing business. Because our sole director and officer may be unwilling or unable to loan or advance any additional capital to us, we believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may require to suspend or cease the implementation of our business plan. Due to the fact that there is no minimum investment and no refunds on sold shares, you may be investing in a company that will not have funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment.

We intend to Plan and Develop a Facility to distill, bottle, market and distribute alcoholic beverages (Ultra Premium Vodka primarily) in Siesta Key Florida proximity. (Siesta Key was voted the #1 beach in the United States. (www.sarasotafl.org/siesta-key).

Vodka is one of the world's most popular spirits and we intend to produce an Ultra Premium Brand utilizing the marketing of Siesta Key #1 beach in the USA notoriety.

The intended emphasis is to develop a Ultra Premium Alcoholic Beverage Brand distillery in the Siesta Key, Florida proximity.

We intend to contract with consultants to provide the necessary experience and background to assist us in the implementation of the Vodka making process, bottling, marketing and distribution.

We anticipate it will take 18 months to start marketing this product line.

We have not accomplished any of our intended efforts to date. We have not generated any revenues to date and activities have been limited to develop our business plan.

Business Strategy
-----------------

Our intended strategy is to produce an Ultra Premium Vodka. To accomplish this, we intend to provide the finest available distilling equipment and ingredients. Our research into the selection of our distillery, labeling and bottling equipment systems is anticipated to be the primary responsibility of our consulting team of specialists intended to be contracted.

We intend to distill our intended Ultra Premium Vodka with an artisanal custom crafted type system. We expect our still to smooth out bitter flavors and produce a refined and full-flavored spirit. We intend to control every stage of the distillation process and therefore anticipate to produce an Ultra Premium Vodka from scratch.

We look forward to produce a Ultra Premium Vodka with an intended paradise taste that can live up to the name of Siesta Key, Florida the #1 Beach in the USA 2011.

Production (Intended)
---------------------

Distill our Ultra Premium Vodka from what we anticipate to be ingredients from either the following commodities:

   o  Grains (Sorghum, Corn, Rye or Wheat)
   o  Potatoes
   o  Soybeans
   o  Grapes
   o  Rice
   o  Sugar Beets
   o  Fermentation (Sugar/Yeast)

Distilling & Filtering (Intended)
---------------------------------

Utilize the best available distilling and filtration process.

Flavoring (Intended)
--------------------

Clear or Flavored Vodka - To be determined.

Branding (Intended)
-------------------

Intend to develop the Ultra Premium Vodka by utilizing the Siesta Key Florida (#1 Beach in the USA) reputation and public relations with a special trademark cocktail (we have not develop such a cocktail or have trade marked or copy written such a name).

Distribution (Intended)
-----------------------

Seek to obtain a national distribution company for retail and restaurants.

In Summary, we intended to plan, distill, bottle, market and distribute a Ultra Premium Brand Siesta Key, Florida Vodka by executing our anticipated Strategy.

THE MARKET
----------

Premium Brands have been important drivers in the growing Vodka category for some time but among the key trends forecast in a recent report on Vodka market from just-drinks is the growth of the ultra premium segment. Ben Cooper reports.

According to the just-drink Global Group Market Review of Vodka-Forecasters to 2013, the Vodka market could be set to follow a trend already seen in the Tequila category "The (Vodka) category may now be poised for its next revolution step.

RESEARCH- Vodka market set for ultra-premium boost. Author just-drinks.com editorial team http://www.just-drinks.com/analysis/research-vodka-market-set-for
-ultra-premium-boost-id93019.aspx

Management
----------

We intend to contract with, consultants to assist in investigating and acquiring the equipment required to produce our Ultra Premium Vodka. Utilizing consultants to build the corporate infrastructure in FINANCE, ACCOUNTING, MARKETING, SALES, WEBSITE CONSTRUCTION, and other administrative functions.

Sales And Marketing
-------------------

We intend to employee a salaried Vice President of Marketing and Sales whose responsibility will be to execute the Marketing and Sales Plan. We intend to enter into sales agency agreements with independent agents, each of whom is granted exclusive rights to market and sell our product in their respective territory. We currently have no agreements.

Advertising/Promotion
---------------------

We intend to augment the Marketing and Sales of our service via webinar presentations that will allow the utilization of our intended website to present to various distribution channels.

We intend to deliver press releases and limited advertising in Trade Journals.

Competition
-----------

The Ultra Premium Vodka industry is a highly competitive market. We will compete with both large and small corporations. Most of these companies have greater financial and personnel resources then we do.

Employees And Employment Agreements
-----------------------------------

As of November 30, 2011, we have no employees other than Mr. Keck, our sole officer and director. Mr. Keck has the flexibility to work on our business up to 10 to 25 hours per week. He is prepared to devote more time to our operations as may be required and we do not have any employment agreements with him.

We do not presently have, pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our Sole officer and director.

During the initial implementation of our marketing strategy, the company intends to hire independent consultants, rather than hire full time employees. We plan on hiring a Vice President of Marketing and Sales to execute the Marketing and Sales plan.

Government Regulation
---------------------

We are unaware of any unusual governmental regulation and do not anticipate having to expend significant resources to comply with any governmental regulations of those jurisdictions in which we plan to market our product, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements. Florida Distillery Laws http://www.ehow.com/list_6774508_florida_distillery_laws.html

Intellectual Property
---------------------

We do not currently hold rights to any intellectual property and have not filed for copyright or trademark protection for our name, our product and our intended website.

Research and Development
------------------------

Since our inception to the date of this Prospectus, we have not spent any money on research and development activities.

Reports to Security Holders
---------------------------

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room at 100 F Street, N.E. Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-732-0330. The Securities and Exchange Commission maintains an internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission.

                            DESCRIPTION OF PROPERTY

We maintain our business and statutory registered agent's office at 221 Beach Road, Suite 114, Siesta Key, FL. 34242 Tel: 941-284-5053.

                               LEGAL PROCEEDINGS

We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered beneficial shareholder are an adverse party or has a material interest adverse to us.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

Our common stock is not traded on any exchange. We intend to have a market maker request to have our common stock quoted on the OTC Bulletin Board once this Prospectus has been declared effective by the SEC; however, there is no guarantee that we will be able to obtain a market maker to request such a quote.

There is currently no trading market for our common stock and there is no assurance that a regular trading market will ever develop. OTC Bulletin Board securities are not listed and not traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers. OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other requirements of a regional or national stock exchange.

To have our common stock listed on any of the public trading markets, including the OTC Bulletin Board, we will require a market maker to sponsor our securities. We have not yet engaged any market maker to sponsor our securities, and there is no guarantee that our securities will meet the requirements for quotation or that our securities will be accepted for quote on the OTC Bulletin Board. This could prevent us from developing a trading market for our common stock.

HOLDERS

As of the date of this Prospectus there was one holder of record of our common stock.

DIVIDENDS

To date, we have not paid dividends on shares of our common stock and we do not expect to declare or pay dividends on shares of our common stock in the foreseeable future. The payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by our Board of Directors.

EQUITY COMPENSATION PLANS

As of the date of this Prospectus we did not have any equity compensation plans.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like:
"believe", "expect", "estimate", "anticipate", "intend", "project" and similar expressions, or words that, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Our financial statements are stated in United States Dollars (USD or US$) and are prepared in accordance with United States Generally Accepted Accounting Principles. All references to "common shares" refer to the common shares in our capital stock.

Overview
--------

We are a development-stage company, incorporated in the State of Florida on November 22, 2011, as a for-profit company, and an established fiscal year of November 30. We have not yet generated or realized any revenues from business operations. Our auditor has issued a going concerned opinion. This means there is substantial doubt that we can continue as an on-going business for the next twelve (12) months unless we obtain additional capital to pay our bills. Accordingly, we must raise cash from sources other than loans we undertake.

From inception through our current date, November 30, 2011, our business operations have primarily been focused on developing our business plan. We have spent a total of approximately $2,600 on start-up costs (legal, accounting and administrative). We have not generated any revenue from business operations. All cash currently held by us is the result of the sale of common stock to our sole officer and director.

The proceeds from this offering will satisfy our cash requirements for up to 18 months. If we are unable to raise additional monies, we only have enough capital to cover the costs of this offering and to begin developing business plan. The expenses of this offering include the preparation of this prospectus, the filing of this registration statement and transfer agent fees. As of November 30, 2011 we had $8,900 cash on hand. This cash will not cover the expenses of this offering or our working capital requirements for even one month given the undertaking of this offering and the expenses involved.

Plan of Operations
------------------

We believe we do not have adequate funds to satisfy our working capital requirements for the next twelve months. We will need to raise additional capital to continue our operations. During the 18 months following the completion of this offering, we intend to implement our business and marketing plan. We believe we must raise an additional $500,000 to pay for expenses associated with our development over the next 18 months in addition to the $34,500 capital raise. $200,000 will be used to finance anticipated activities during Stage One of our development plan as described below, and $300,000 will be used to finance anticipated activities during Stage Two of our development plan as described below:

As of November 30, 2011, we had cash on hand of $8,900.

STAGE ONE
---------

ANTICIPATED MILESTONES
----------------------

Complete Business Plan.

Complete and Finalize Selection of:

   o Distillation & Filtration Consultant Organization
   o Administration Consultants
   o Vice President of Marketing & Sales.

Complete and Finalize Selection of Office and Production/ Warehousing Facility and Equipment.

Complete and Finalize Selection of Packaging, Marketing, Advertising and Promotion.

Working Capital.

TOTAL STAGE ONE     0-12 Months      Estimated Budget $200,000

Note: This table above does not include costs related to commencing sales and marketing of our products.

STAGE TWO
---------

ANTICIPATED MILESTONES
----------------------

OPERATIONS

Execute Purchase of Distillation, Filtration and Other Equipment.
Execute Rental of Office/Production/Warehouse Facility.
Execute Purchase of Raw Material Inventory for Production, Bottling and
 Labeling.

MARKETING & SALES

Execute Marketing & Sales Plan.
Execute Vice President of Marketing & Sales & Distribution Representative
  Organization.
Execute Marketing & Sales Tools.
Execute Advertising Programs, Promotions & Local/Regional Shows.

MANAGEMENT & ADMINISTRATION

Execute Contracting Consultant Team.

WORKING CAPITAL

TOTAL STAGE TWO     13-18 MONTHS     Estimated Budget $300,000

TOTAL STAGE ONE & TWO                Estimated Budget $500,000

Many of the developments enumerated in Stage 2 are dependent on the completion of objectives in Stage 1 and both Stages are dependent on us securing additional financing even if we are able to sell all of the securities offered by this Prospectus. There can be no assurance that we will be able to sell any of the securities offered by this Prospectus or secure additional financing. If we are able to raise some, but not all funds required to undertake the developments in Stage ONE and Stage TWO, our management will re-examine our proposed business activities to use our resources most efficiently. In this event, our focus will likely be on spending available funds on assuring that we retain our reporting status with the SEC and developing our product to attract investors.

If we are unable to raise additional funds we will not be able to complete any of the milestones in either Stage ONE or Stage TWO. Due to the fact that many of the milestones are dependent on each other, if we do not raise any additional capital we will not be able to implement any facets of our business plan.

We intend to pursue capital through public or private financing as well as borrowings and other sources in order to finance our businesses activities. We cannot guarantee that additional funding will be available on favorable terms, if at all. If adequate funds are not available, then our ability to continue our operations may be significantly hindered.

We have not yet begun the selection of any of our Ultra Premium Vodka Brand product and even if we do secure adequate financing, there can be no assurance that our Ultra Premium Vodka product will be accepted by the marketplace and that we will be able to generate revenues.

Our management does not plan to hire any employees at this time. Our sole officer and director will be responsible for business plan development.

RESULTS OF OPERATIONS

There is no historical financial information about us upon which to base an evaluation of our performance. We have spent $ 2,100 on our operations as of November 30, 2011 on selling, general and administrative expenses and our only other activity consisted of the sale of 9,000,000 shares of our common stock to our sole officer and director for aggregate proceeds of $9,000.

We have not generated any revenues from our operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including the financial risks associated with the limited capital resources currently available to us for the implementation of our business strategies. (See "Risk Factors"). To become profitable and competitive, we must develop the business and marketing plan and execute the plan. Our management will attempt to secure financing through various means including borrowing and investment from institutions and private individuals.

Since inception, the majority of our time has been spent creating its business plan, and preparing for a primary financial offering.

Our results of operations are summarized below:

                                           November 22, 2011
                                            (INCEPTION) TO
                                           November 30, 2011
                                               (AUDITED)
                                                  ($)
                                           -----------------
Revenue ................................               -
Cost of Revenue ........................               -
Expenses ...............................          $2,100
Net Loss ...............................          $2,100
Net Loss per Share - Basic and Diluted .           (0.00)
Weighted Average Number Shares
 Outstanding - Basic and Diluted .......       9,000,000

LIQUIDITY AND CAPITAL RESOURCES

As of the date of this prospectus, we had yet to generate any revenues from our business operations. For the period ended November 30, 2011, we issued 9,000,000 shares of common stock to our sole officer and director for cash proceeds of $9,000. We did not issue any common shares during the three month period ended November 30, 2011.

We anticipate needing a minimum of $200,000 for Stage ONE and an additional $300,000 for Stage TWO, totaling $500,000 in order to effectively execute our business plan over the next eighteen months. Currently available cash is not sufficient to allow us to commence full execution of our business plan. Our business expansion will require significant capital resources that may be funded through the issuance of common stock or of notes payable or other debt arrangements that may affect our debt structure. Despite our current financial status we believe that we may be able to issue notes payable or debt instruments in order to start executing our business plan. However, there can be no assurance that we will be able to raise money in this fashion and have not entered into any agreements that would obligate a third party to provide us with capital.

Through November 30, 2011, we spent $2,600 on general operating expenses. We raised the cash amounts to be used in these activities from the sale of common stock to our Sole officer and director.

Our current cash on hand is $8,900 which will be used to meet our current obligations. We estimate that our current cash will satisfy our limited operations for six to nine months. We are seeking additional cash through sales of our stock, which, based on our disclosure in our filing titles "Use of Proceeds" we anticipate that our raise, at any level (30%, 50%, etc), will be adequate to sustain our operations for a twelve month period while meeting our state and SEC filing required compliance. Our success in our raise will enable us to further accelerate our development of our operating plan.

To date, the Company has managed to keep our monthly cash flow requirement low for two reasons. First, our Sole officer does not draw a salary at this time. Second, the Company has been able to keep our operating expenses to a minimum by operating in a temporary office space rented from a non-related party for $100.00 per month on a month to month basis.

As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status. Management believes if the Company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the Company. As such, any investment previously made would be lost in its entirety.

The Company currently has no external sources of liquidity such as arrangements with credit institutions or off-balance sheet arrangements that will have or are reasonably likely to have a current or future effect on our financial condition or immediate access to capital.

If the Company is unable to raise the funds partially through this offering the Company will seek alternative financing through means such as borrowings from institutions or private individuals. There can be no assurance that the Company will be able to keep costs from being more than these estimated amounts or that the Company will be able to raise such funds. Even if we sell all shares offered through this registration statement, we expect that the Company will seek additional financing in the future. However, the Company may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, the Company may be forced to seek a buyer for our business or another entity with which we could create a joint venture. If all of these alternatives fail, we expect that the Company will be required to seek protection from creditors under applicable bankruptcy laws.

Our independent auditor has expressed substantial doubt about our ability to continue as a going concern and believes that our ability is dependent on our ability to implement our business plan, raise capital and generate revenues. See
Note 2 of our financial statements.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics. Our Board of Directors is comprised of one individual who is also our executive officer. Our executive officer makes decisions on all significant corporate matters such as the approval of terms of the compensation of our executive officer and the oversight of the accounting functions.

Although the Company has adopted a Code of Ethics and Business Conduct the Company has not yet adopted any of these other corporate governance measures and, since our securities are not yet listed on a national securities exchange, the Company is not required to do so. The Company has not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently do not have any independent directors. If we expand our board membership in future periods to include additional independent directors, the Company may seek to establish an audit and other committees of our board of directors. It is possible that if our Board of Directors included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

INFLATION

The effect of inflation on our revenues and operating results has not been significant.

CRITICAL ACCOUNTING POLICIES

Our financial statements are affected by the accounting policies used and the estimates and assumptions made by management during their preparation. A complete quote of these policies is included in Note 3 of the notes to our financial statements for the year ended November 30, 2011. We have identified below the accounting policies that are of particular importance in the presentation of our financial position, results of operations and cash flows, and which require the application of significant judgment by management.

      USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      RESEARCH AND DEVELOPMENT EXPENSES - Expenditures for research, development, and engineering of products will be expensed as incurred.

      EARNINGS (LOSS) PER SHARE - Basic loss per share is computed by dividing net loss attributable to common stockholders by the weighted average common shares outstanding for the period. Diluted loss per share is computed giving effect to all potentially dilutive common shares. Potentially dilutive common shares may consist of incremental shares issuable upon the exercise of stock options and warrants and the conversion of notes payable to common stock. In periods in which a net loss has been incurred, all potentially dilutive common shares are considered antidilutive and thus are excluded from the calculation. At November 30, 2011 the Company did not have any potentially dilutive common shares.

          CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                            AND FINANCIAL DISCLOSURE

Peter Messineo, CPA, has audited our Financial Statements for the period from November 22, 2011 (date of inception) through November 30, 2011 and to the extent set forth in its report, which are included herein in reliance upon the authority of said firm as experts in accounting and auditing. There were no disagreements related to accounting principles or practices, financial statement disclosure, internal controls or auditing scope or procedure during the two fiscal years and interim period.

                      CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and Ethics that applies to our officers and directors, and critical employees. The Code of Business Conduct and Ethics are attached to this registration statement as Exhibits 14-1.

                                   MANAGEMENT

Officers and Directors
----------------------

Our Sole officer and director will serve until his successor is elected and qualified. Our officers are elected by the board of directors to a term of one
(1) year and serve until their successor is duly elected and qualified, or until they are removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our president, secretary/treasurer, and director and vice president is set forth below:

NAME AND ADDRESS        AGE   POSITION(S)
---------------------   ---   --------------------------------------------------
Andrew Keck              41   President, Secretary/ Treasurer
221 Beach Road                Principal Executive Officer
Siesta Key, FL 34242          Principal Financial Officer and sole member of the
                              Board of Directors

The person named above has held his offices/positions since the inception of our company and is expected to hold his offices/positions until the next annual meeting of our stockholders.

Business Experience
-------------------

ANDREW KECK, SOLE OFFICER AND DIRECTOR

Mr. Keck, our founder, has served as our sole officer and director since our inception in 2011. From 2007 to the present, he has been an account manager and merchandiser with Southern Wine and Spirits, an unrelated entity, gaining extensive experience in marketing wine and spirits. Mr. Keck also developed his management, customer service, and sales skills working as a production manager, a warehouse manager, a customer service representative, and a national sales representative/team leader at Audio Visual Innovations, Inc. from March 1998 to September 2006. Overall, Mr. Keck has over twenty years of management and sales experience.

Mr. Keck maintains and improves his education by attending various educational workshops, lectures and classes (for example: Conflict Management and Confrontation Skills, Excelling as a First Time Manager or Supervisor and Inventory Control and Cycle Counting).

It is our belief that Mr. Keck's overall management and sales experience enables him to serve as our sole officer and director.

OTHER DIRECTORSHIPS

Mr. Keck, does not hold, and has not held during the past five years, any other directorships in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

                             CONFLICTS OF INTEREST

Mr. Keck, is not obligated to commit his full time and attention to our business and, accordingly, he may encounter a conflict of interest in allocating his time between our operations and those of other businesses. In the course of his other business activities, he may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which he owes a fiduciary duty. As a result, he may have conflicts of interest in determining to which entity a particular business opportunity should be presented. He may also in the future become affiliated with entities that are engaged in business activities similar to those we intend to conduct.

In general, officers and directors of a corporation are required to present business opportunities to the corporation if:

   o  the corporation could financially undertake the opportunity;

   o  the opportunity is within the corporation's line of business; and

   o it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

                      COMMITTEES OF THE BOARD OF DIRECTORS

Our Sole director has not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, any committee performing a similar function. The functions of those committees are being undertaken by our Sole director. Because we do not have any independent directors, our Sole director believes that the establishment of committees of the Board would not provide any benefits to our company and could be considered more form than substance.

We do not have a policy regarding the consideration of any director candidates that may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our Sole director established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our Sole director has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors. Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future.

While there have been no nominations of additional directors proposed, in the event such a proposal is made, all current members of our Board will participate in the consideration of director nominees.

Our Sole director is not an "audit committee financial expert" within the meaning of Item 401(e) of Regulation S-K. In general, an "audit committee financial expert" is an individual member of the audit committee or Board of Directors who:

   o understands generally accepted accounting principles and financial statements,

   o is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,

   o has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,

   o  understands internal controls over financial reporting, and

   o  understands audit committee functions.

Our Board of Directors is comprised solely of Mr. Keck, who was integral to our formation and who is involved in our day to day operations. While we would prefer to have an audit committee financial expert on our board of directors, Mr. Keck, does not have a professional background in finance or accounting. As with most small, early stage companies until such time our company further develops its business, achieves a stronger revenue base and has sufficient working capital to purchase directors and officers insurance, the Company does not have any immediate prospects to attract independent directors. When the Company is able to expand our Board of Directors to include one or more independent directors, the Company intends to establish an Audit Committee of our Board of Directors. It is our intention that one or more of these independent directors will also qualify as an audit committee financial expert. Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and the Company is not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include "independent" directors, nor are we required to establish or maintain an Audit Committee or other committee of our Board of Directors.

WE DO NOT HAVE ANY INDEPENDENT DIRECTORS AND THE COMPANY HAS NOT VOLUNTARILY IMPLEMENTED VARIOUS CORPORATE GOVERNANCE MEASURES, IN THE ABSENCE OF WHICH, STOCKHOLDERS MAY HAVE MORE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are these that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics. Our Board of Directors is comprised of one individual who is also our executive officer. Our executive officer makes decisions on all significant corporate matters such as the approval of terms of the compensation of our executive officer and the oversight of the accounting functions.

Although we have adopted a Code of Ethics and Business Conduct, we have not yet adopted any of these other corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so. We have not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently do not have any independent directors. If we expand our board membership in future periods to include additional independent directors, we may seek to establish an audit and other committees of our board of directors. It is possible that our Board of Directors included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions where being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

                             EXECUTIVE COMPENSATION

We have made no provisions for paying cash or non-cash compensation to our sole officer and director. No salaries are being paid at the present time, no salaries or other compensation were paid in cash, or otherwise, for services performed prior to November 22, 2011, our date of inception, and no compensation will be paid unless and until our operations generate sufficient cash flows.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officer for all services rendered in all capacities to us for the period from inception (November 22, 2011) through November 30, 2011.

                                    SUMMARY COMPENSATION TABLE
                                                                 Changes in
                                                                Pension Value
                                                                     And
Name                                              Non-Equity    Non-Qualified
and                             Stock   Option  Incentive Plan    Deferred
principal        Salary  Bonus  Awards  Awards   Compensation   Compensation    All Other    Total
position   Year    ($)    ($)    ($)     ($)         ($)        Earnings ($)   Compensation   ($)
---------  ----  ------  -----  ------  ------  --------------  -------------  ------------  -----
Andrew
Keck,
President  2011     0      0       0       0           0              0              0         0

We have not paid any salaries to our Sole officer and director as of the date of this Prospectus. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and director other than as described herein.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of November 30, 2011.

                                        OPTION AWARDS                                            STOCK AWARDS
          --------------------------------------------------------------  ----------------------------------------------
                                                                                                                Equity
                                                                                                              Incentive
                                                                                                    Equity       Plan
                                                                                                  Incentive     Awards:
                                                                                                     Plan     Market or
                                        Equity                                                      Awards:     Payout
                                       Incentive                                                  Number of    Value of
                                         Plan                                           Market     Unearned    Unearned
           Number of                    Awards:                           Number of    Value of     Shares,     Shares,
          Securities     Number of     Number of                          Shares or   Shares or    Units or    Units or
          Underlying     Securities   Securities                           Units of    Units of     Other       Other
          Unexercised   Underlying    Underlying                            Stock       Stock       Rights      Rights
            Option      Unexercised   Unexercised   Option      Option    That Have   That Have   That Have   That Have
              (#)       Options (#)    Unearned    Exercise   Expiration     Not         Not          Not        Not
Name      Exercisable  Unexercisable  Options (#)  Price ($)     Date     Vested (#)  Vested ($)  Vested (#)  Vested (#)
--------  -----------  -------------  -----------  ---------  ----------  ----------  ----------  ----------  ----------
Andrew
Keck,
President      -             -             -           -           -           -           -           -           -

There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Our Sole director has not adopted a stock option plan. We have no plans to adopt a stock option plan, but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the "Committee"). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. We may develop an incentive based stock option plan for our officers and directors and may reserve up to 10% of our outstanding shares of common stock for that purpose.

OPTIONS GRANTS DURING THE LAST FISCAL YEAR / STOCK OPTION PLANS

We do not currently have a stock option plan in favor of any director, officer, consultant or employee of our company. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to our sole director and officer since our inception; accordingly, no stock options have been granted or exercised by our sole director and officer since we were founded.

AGGREGATED OPTIONS EXERCISES IN LAST FISCAL YEAR

No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to our Sole director and officer since our inception; accordingly, no stock options have been granted or exercised by our Sole director and officer since we were founded.

LONG-TERM INCENTIVE PLANS AND AWARDS

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to our sole director and officer or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by our sole director and officer or employees or consultants since we were founded.

COMPENSATION OF DIRECTORS

Our Sole director is not compensated by us for acting as such. He is reimbursed for reasonable out-of-pocket expenses incurred. There are no arrangements pursuant to which our Sole director is or will be compensated in the future for any services provided as a director.

We do not have any agreements for compensating our directors for their services in their capacity as directors, although such directors are expected in the future to receive stock options to purchase shares of our common stock as awarded by our board of directors.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, CHANGE-IN-CONTROL ARRANGEMENTS

There are no employment contracts or other contracts or arrangements with our officers or directors other than those disclosed in this report. There are no compensation plans or arrangements, including payments to be made by us, with respect to Andrew Keck, that would result from his resignation, retirement or any other termination. There are no arrangements for directors, officers or employees that would result from a change-in-control.

INDEBTEDNESS OF DIRECTORS, SENIOR OFFICERS, EXECUTIVE OFFICERS AND OTHER MANAGEMENT

Neither our Sole officer and director nor any associate or affiliate of our company during the last two fiscal years is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

DIRECTOR COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our Sole director for all services rendered in all capacities to us for the period from inception (November 22, 2011) through November 30, 2011.

                             DIRECTOR COMPENSATION
                                                Changes in
                                              Pension Value
                                                   And
        Fees                     Non-Equity   Non-Qualified
       Earned                    Incentive      Deferred
       or Paid   Stock  Option      Plan      Compensation    All Other
       in Cash  Awards  Awards  Compensation    Earnings     Compensation  Total
Name     ($)      ($)     ($)        ($)           ($)           ($)        ($)
------ -------  ------  ------  ------------  -------------  ------------  -----
Andrew
Keck      0        0       0          0             0             0          0

At this time, we have not entered into any employment agreements with our Sole officer and director. If there is sufficient cash flow available from our future operations, we may enter into employment agreements with our sole officer and director or future key staff members.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what his ownership will be assuming completion of the sale of all shares in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

                   Name and Address of       Amount and Nature of     Percent of
Title of Class     Beneficial Owner [1]      Beneficial Ownership     Class [2]
--------------     --------------------      --------------------     ----------

Common Stock       Andrew Keck                     9,000,000             100%

                   All Officers and                9,000,000             100%
                   Directors as a Group
                   (1 person)

[1] The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, Andrew Keck is the only "promoter" of our company. Mr. Keck is also our Sole officer and director.

[2] Based on 9,000,000 shares issued and outstanding as of the date of this

Prospectus

CHANGE IN CONTROL

We are not aware of any arrangement that might result in a change in control of our company in the future.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On November 22, 2011 we issued 9,000,000 shares of our common stock to our Sole officer and director at $0.001 per share for aggregate proceeds of $9,000.

There have been no other transactions since our audit date, November 30, 2011, or any currently proposed transactions in which we are, or plan to be, a participant and in which any related person had or will have a direct or indirect material interest.

DIRECTOR INDEPENDENCE

Our securities are intended to be quoted on the OTC Bulletin Board which does not have any director independence requirements. Once we engage further directors and officers, we plan to develop a definition of independence and scrutinize our Board of Directors with regard to this definition.

LEGAL PROCEEDINGS

We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered beneficial shareholder are an adverse party or has a material interest adverse to us.

We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate or required by applicable securities regulations.

                          REPORTS TO SECURITY HOLDERS

After this registration statement becomes effective, we will be subject only to the limited reporting requirements of Section 15(d) of the Exchange Act. Pursuant to Section 15(d), we will only be required to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K with the SEC. These reports may be accessed free of charge through the SEC's website at www.sec.gov. These reports will also be available for inspection and copying at the SEC's Public Reference Room at 100 F Street, NE, Washington DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can receive copies of these documents upon payment of a duplicating fee by writing to the SEC.

However, since we will be subject only to the limited reporting requirements of
Section 15(d) of the Exchange Act, even these limited reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act if on the first day of any fiscal year other than the fiscal year in which our registration statement became effective, there are fewer than 300 shareholders. If we do not become a reporting issuer and instead make a decision to suspend our public reporting, we will no longer be obligated to file periodic reports with SEC and your access to our business information will be restricted. In addition, if we do not become a reporting issuer, we will not be required to furnish proxy statements to security holders, and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act.

                      WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549, under the Securities Act of 1933 a registration statement on Form S-1 of which this prospectus is a part, with respect to the common shares offered hereby. We have not included in this prospectus all the information contained in the registration statement, and you should refer to the registration statement and our exhibits for further information.

In the Registration Statement, certain items of which are contained in exhibits and schedules as permitted by the rules and regulations of the Securities and Exchange Commission. You can obtain a copy of the Registration Statement from the Securities and Exchange Commission by mail from the Public Reference Room of the Securities and Exchange Commission at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. In addition, the Securities and Exchange Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission's telephone number is 1-800-SEC-0330 (1-800-732-0330). These SEC filings are also available to the public from commercial document retrieval services.

You should rely only on the information contained in this prospectus. No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by GLOBAL GROUP ENTERPRISES CORP. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

                              STOCK TRANSFER AGENT

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, we will act as our own transfer agent.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until a date, which is 90 days after the date of this prospectus, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                         GLOBAL GROUP ENTERPRISES CORP.
                       (A Development Stage Corporation)

                              Financial Statements

           For the Period from November 22, 2011 (Date of Inception)
                           through November 30, 2011


                                    CONTENTS

Financial Statements:

Report of Independent Registered Public Accounting Firm ............         F-2

Balance Sheet ......................................................         F-3

Statements of Operations ...........................................         F-4

Statement of Stockholder's Equity ..................................         F-5

Statement of Cash Flows ............................................         F-6

Notes to Financial Statements ......................................  F-7 - F-10

--------------------------------------------------------------------------------
                                                                  Peter Messineo
                                                     Certified Public Accountant
                                             1982 Otter Way Palm Harbor FL 34685
                                                                peter@pm-cpa.com
                                                   T 727.421.6268 F 727.674.0511
================================================================================

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders:
Global Group Enterprises Corp.

I have audited the balance sheet of Global Group Enterprises Corp. as of November 30, 2011 and the related statement of operations, changes in stockholder's equity, and cash flows for the period November 22, 2011 (date of inception) through November 30, 2011. These financial statements are the responsibility of the Company's management. My responsibility was to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements were free of material misstatement. The Company was not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting. My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that were appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, I express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provide a reasonable basis for my opinion.

In my opinion, the financial statements, referred to above, present fairly, in all material respects, the financial position of Global Group Enterprises Corp. as of November 30, 2011, and the results of its operations and its cash flows for the period November 22, 2011 (Date of Inception) through November 30, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has no revenues from operation, has not emerged from the development stage, and is requiring traditional financing or equity funding to commence its operating plan. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Further information and management's plans in regard to this uncertainty were also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Peter Messineo, CPA
Peter Messineo, CPA
Palm Harbor, Florida
December 8, 2011

                         GLOBAL GROUP ENTERPRISES CORP.
                       (A Development Stage Corporation)

                                 Balance Sheet

                                     ASSETS
                                     ------

                                                                   NOVEMBER 30,
                                                                       2011
                                                                   ------------

CURRENT ASSETS
  Cash and cash equivalents .....................................  $      8,900
                                                                   ------------
    Total current assets ........................................         8,900
                                                                   ------------

                                                                   ------------
  TOTAL ASSETS ..................................................  $      8,900
                                                                   ============


                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

CURRENT LIABILITIES
  Accounts payable & Accrued liabilities ........................  $      2,000
                                                                   ------------
    Total liabilities ...........................................         2,000
                                                                   ============


STOCKHOLDERS' EQUITY
  Capital Stock (Note 4)
    Authorized:
      250,000,000 common shares, $0.0001 par value
    Issued and outstanding:
      9,000,000 common shares ...................................  $        900
  Additional paid-in capital ....................................         8,100
  Deficit accumulated during the development stage ..............        (2,100)
                                                                   ------------
    Total Stockholders' Equity ..................................  $      6,900
                                                                   ------------

  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ....................  $      8,900
                                                                   ============

    The accompanying notes are an integral part of the financial statements.

                         GLOBAL GROUP ENTERPRISES CORP.
                       (A Development Stage Corporation)

                            Statement of Operations

                                                               FOR THE PERIOD
                                                               FROM INCEPTION
                                                              NOVEMBER 22, 2011
                                                                      TO
                                                              NOVEMBER 30, 2011
                                                              -----------------

REVENUES ...................................................  $              --
                                                              -----------------

EXPENSES
  General & Administrative .................................  $             100
  Professional Fees ........................................              2,000
                                                              -----------------

Loss Before Income Taxes ...................................  $          (2,100)
                                                              -----------------

Provision for Income Taxes .................................                 --
                                                              -----------------

Net Loss ...................................................  $          (2,100)
                                                              =================

PER SHARE DATA:

  Basic and diluted loss per common share ..................  $              --
                                                              =================

  Basic and diluted weighted Average Common shares
outstanding ................................................          9,000,000
                                                              =================

    The accompanying notes are an integral part of the financial statements.

                             GLOBAL GROUP ENTERPRISES CORP.
                            (A Development Stage Corporation)

                     Statement of Stockholders' Equity (Deficiency)
                                                                     DEFICIT
                                                                   ACCUMULATED
                                      COMMON STOCK     ADDITIONAL  DURING THE
                                   ------------------   PAID-IN    DEVELOPMENT
                                     SHARES    AMOUNT   CAPITAL       STAGE       TOTAL
                                   ----------  ------  ----------  -----------  ---------
Inception - November 22, 2011 ...           -  $    -  $        -  $         -  $       -

  Common shares issued to Founder
  for cash at $0.001 per share
  (par value $0.0001) on
  November 30, 2011 .............   9,000,000     900       8,100            -      9,000

Loss for the period from
 inception on November 22, 2011
 to November 30, 2011 ...........           -       -           -       (2,100)    (2,100)
                                   ----------  ------  ----------  -----------  ---------

Balance - November 30, 2011 .....   9,000,000  $  900  $    8,100  $    (2,100) $   6,900
                                   ==========  ======  ==========  ===========  =========

        The accompanying notes are an integral part of the financial statements.

                                           F-5

                         GLOBAL GROUP ENTERPRISES CORP.
                       (A Development Stage Corporation)

                             Statement of Cash Flow

                                                               FOR THE PERIOD
                                                               FROM INCEPTION
                                                              NOVEMBER 22, 2011
                                                                      TO
                                                              NOVEMBER 30, 2011
                                                              -----------------

OPERATING ACTIVITIES

  Net Loss .................................................  $          (2,100)
                                                              -----------------

  Changes in Operating Assets and Liabilities:
    Increase (decrease) in accounts payable
     and accrued liabilities ...............................              2,000
                                                              -----------------
  Net cash used in operating activities ....................               (100)
                                                              -----------------

FINANCING ACTIVITIES

  Capital Stock ............................................                900
  Paid-in Capital ..........................................              8,100
                                                              -----------------
  Net Cash Provided by Financing Activities ................              9,000
                                                              -----------------


INCREASE IN CASH AND CASH EQUIVALENTS ......................              8,900

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD ...........                 --
                                                              -----------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD .................  $           8,900
                                                              =================


Supplemental Cash Flow Disclosures:

  Cash paid for:
    Interest expense .......................................  $              --
                                                              =================
    Income taxes ...........................................  $              --
                                                              =================

    The accompanying notes are an integral part of the financial statements.

                         GLOBAL GROUP ENTERPRISES CORP.
                       (A Development Stage Corporation)

                         Notes to Financial Statements

           For the Period from November 22, 2011 (Date of Inception)
                           through November 30, 2011

NOTE 1. BACKGROUND INFORMATION

Global Group Enterprises Corp. (the "Company"), a Florida corporation, was formed to produce, market and sell Ultra Premium Vodka product to retailers.

The Company was incorporated on November 22, 2011 (Date of Inception) with its corporate headquarters located in Siesta Key, Florida and its year-end is November 30, 2011.

NOTE 2. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the period ended November 30, 2011, the Company had no operations. As of November 30, 2011, the Company has not emerged from the development stage. In view of these matters, the Company's ability to continue as a going concern is dependent upon the Company's ability to begin operations and to achieve a level of profitability. The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3. SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies followed are:

USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FINANCIAL INSTRUMENTS - The Company's balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

CASH AND CASH EQUIVALENTS - All cash, other than held in escrow, is maintained with a major financial institution in the United States. Deposits with this bank may exceed the amount of insurance provided on such deposits. Temporary cash investments with an original maturity of three months or less are considered to be cash equivalents.

                         GLOBAL GROUP ENTERPRISES CORP.
                       (A Development Stage Corporation)

                         Notes to Financial Statements

           For the Period from November 22, 2011 (Date of Inception)
                           through November 30, 2011

DEFERRED INCOME TAXES AND VALUATION ALLOWANCE - The Company accounts for income taxes under FASB ASC 740 "Income Taxes." Under the asset and liability method of FASB ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under FASB ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

RESEARCH AND DEVELOPMENT EXPENSES - Expenditures for research, development, and engineering of products are expensed as incurred. There has been no research and development cost incurred for the period November 22, 2011 (date of inception) through November 30, 2011.

COMMON STOCK - The Company records common stock issuances when all of the legal requirements for the issuance of such common stock have been satisfied.

NET INCOME (LOSS) PER COMMON SHARE - Net income (loss) per share is calculated in accordance with FASB ASC 260, "Earnings Per Share." The weighted-average number of common shares outstanding during each period is used to compute basic earning or loss per share. Diluted earnings or loss per share is computed using the weighted average number of shares and diluted potential common shares outstanding. Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net income (loss) per common share is based on the weighted average number of shares of common stock outstanding at November 30, 2011. As of November 30, 2011, the Company had no dilutive potential common shares.

REVENUE AND COST RECOGNITION - The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

ADVERTISING COSTS - The Company's policy regarding advertising is to expense advertising when incurred. There has been no advertising cost incurred for the three months ended November 30, 2011 or for the period November 22, 2011 (date of inception) through November 30, 2011.

RECENTLY ACCOUNTING PRONOUNCEMENTS

Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification(TM) ("ASC") is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company. Management has reviewed the aforementioned rules and releases and believes any effect will not have a material impact on the Company's present or future financial statements.

                         GLOBAL GROUP ENTERPRISES CORP.
                       (A Development Stage Corporation)

                         Notes to Financial Statements

           For the Period from November 22, 2011 (Date of Inception)
                           through November 30, 2011

NOTE 4. INCOME TAXES - Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes resulting from temporary differences. Such temporary differences result from differences in the carrying value of assets and liabilities for tax and financial reporting purposes. The deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

                                                              NOVEMBER 22, 2011
                                                             (DATE OF INCEPTION)
                                                                   THROUGH
                                                              NOVEMBER 30, 2011
                                                             -------------------
Tax benefit at U.S. statutory rate ........................  $                --
State income tax benefit, net of federal benefit ..........                   --
                                                             -------------------
                                                             $                --
                                                             ===================

The Company did not have any temporary differences for the period from November 22, 2011 (Date of Inception) through November 30, 2011.

The Company adopted the provisions of FASB ASC 740-10 "Uncertainty in Income Taxes" (ASC 740-10), on November 22, 2011. The Company has not recognized a liability as a result of the implementation of ASC 740-10. A reconciliation of the beginning and ending amount of unrecognized tax benefits has not been provided since there is no unrecognized benefit since the date of adoption. The Company has not recognized interest expense or penalties as a result of the implementation of ASC 740-10. If there were an unrecognized tax benefit, the Company would recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses.

NOTE 5. SHAREHOLDER'S EQUITY

COMMON STOCK

The authorized common stock of the Company consists of 250,000,000 shares with a par value of $0.0001. The Company issued 9,000,000 shares of our $0.0001 par value common stock to Andrew Keck, our CEO and sole Director, on November 22, 2011 for cash in the amount of $9,000 (per share price of $0.001).

There are no warrants or options outstanding to acquire any additional shares of common stock of the Company.

                         GLOBAL GROUP ENTERPRISES CORP.
                       (A Development Stage Corporation)

                         Notes to Financial Statements

           For the Period from November 22, 2011 (Date of Inception)
                           through November 30, 2011

NOTE 6. RELATED PARTY TRANSACTIONS

On November 22, 2011, the Company sold 9,000,000 shares of common stock to its founder for $0.001 per share.

The officer and director of the Company is or may be involved in other business activities and may, in the future, become involved in other business opportunities that become available. He may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

The above is not necessarily indicative of the amounts that would have been incurred had a comparable transaction been entered into with independent parties.

NOTE 7. COMMITMENTS AND CONTINGENCY

From time to time the Company may be a party to litigation matters involving claims against the Company. Management believes that there are no current matters that would have a material effect on the Company's financial position or results of operations.

NOTE 8. SUBSEQUENT EVENTS

As of December 8, 2011, the date the audited financial statements were available to be issued, there are no other subsequent events that are required to be recorded or disclosed in the accompanying financial statements as of and for the period ended November 30, 2011.